                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                            (Dollars in thousands)

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
                                                                                                        Three Months
                                                                                                           Ended
                                                                   Fiscal Year Ended March 31,            June 30,
                                                                ---------------------------------     -----------------
                                                                 1994           1995        1996       1995       1996
                                                                -------        ------      ------     ------     ------
Income before interest and income taxes                         $(5,055)       23,123      40,647      8,617     14,815
Portion of rental expense deemed to represent interest            2,174         2,678       2,997        647        625
                                                                -------        ------      ------      -----     ------
Earnings (loss) before fixed charges                            $(2,881)       25,801      43,644      9,264     15,440
                                                                =======        ======      ======      =====     ======

Interest expense                                                $ 4,044         7,514      14,419      3,012      4,390
Portion of rental expense deemed to represent interest            2,174         2,678       2,997        647        625
                                                                -------        ------      ------      -----     ------
Fixed charges                                                   $(2,881)       25,801      43,644      9,264     15,440
                                                                =======        ======      ======      =====     ======
Ratio of earnings to fixed charges                                 n/a            2.5x        2.5x       2.5x       3.1x
                                                                =======        ======      ======      =====     ======
Deficiency of earnings to fixed charges                         $(9,099)         n/a         n/a         n/a      n/a
                                                                =======        ======      ======      =====     ======
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